UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020.

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Plumas Street, Suite 100, Reno, NV 89519

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01, Completion of Acquisition or Disposition of Assets;

 On September 9, 2020, Diego Pellicer Worldwide, Inc. (“Registrant”) closed on its Membership Interest Purchase Agreement and acquired a 15.13% membership interest in Blue Bronco, LLC, a Colorado limited liability company (“Blue LLC”) that is majority owned by Cookies Retail, LLC, a California limited liability company (“Cookies”). Blue LLC is under contract to purchase 100% of the equity of E2T2,LLC, a Colorado limited liability company that is the current owner of a marijuana licensed retail and grow operating facility at 2057 S. Broadway, Denver, Colorado. In connection with its acquisition, Registrant executed the Operating Agreement of Blue LLC, acknowledging Registrant’s 15.13% ownership interest as well as Cookies’ majority ownership position. Registrant shall immediately submit its application to the Colorado Marijuana Enforcement Division to seek approval to be an equity owner of a Colorado licensed marijuana facility.

As part of these transactions, Registrant received full payment of E2T2, LLC’s promissory note, dated November 1, 2018, in the principal amount of $300,000, made by E2T2, LLC, as maker, and Registrant, as payee, as well as full payment of its outstanding promissory note, dated February 27, 2020, in the principal amount of $50,000. Upon receipt of this payment of $50,000 plus interest, Registrant made a payment of $34,264.84 to E2T2, LLC in order to “true up” its obligations under that certain E2T2, LLC promissory note, dated July 25, 2019, in the principal amount of $400,000 made in favor of Registrant. This E2T2, LLC promissory note is secured, subordinate to Cookies investment loan specified, below, accrues interest at the rate of 12% and is due to be paid in full to Registrant on August 31, 2022 (the “E2T2 Note”).

Pursuant to a certain Non-Revolving Line of Credit Promissory Note, dated September 4, 2020, Cookies agreed to lend Blue LLC up to $600,000 and Registrant, along with several other creditors of Blue LLC, executed an Intercreditor and Subordination Agreement. This agreement provides that Blue LLC will repay its Cookies’ loan and make certain Cookies’ license fee payments out of net profits and thereafter, Blue LLC shall make payments against the E2T2 Note.

Readers are cautioned not to rely upon the above summaries of the cited agreements but to read the full text of these agreements attached as exhibits to this current report.

Registrant published a Press Release, today, disclosing a summary of the above described transactions, a copy of which is attached as Exhibit 99.1

Exhibit No.	Description

10.1	Form of Membership Interest Purchase Agreement.
10.2	Form of Operating Agreement of Blue Bronco, LLC
10.3	Form of Intercreditor and Subordination Agreement
10.4	Side Letter by and between Registrant and E2T2, LLC
99.1	Copy of Press Release, dated September 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

September 16, 2020	By: Christopher D. Strachan Chief Financial Officer

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